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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Applied Graphics Technologies, Inc. on Form S-8 of our report dated March 8, 1996, on our audits of the combined financial statements of the Predecessor Group to Applied Graphics Technologies, Inc. as of December 31, 1995 and for the years ended December 31, 1995 and 1994 which report is incorporated by reference in this Form S-8.






                                                       Coopers & Lybrand L.L.P.



New York, New York
April 9, 1997